UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 10, 2001

THE DIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	51-0374887 (I.R.S. Employer Identification No.)

15501 NORTH DIAL BOULEVARD SCOTTSDALE, ARIZONA (Address of Principal Executive Offices)	85260-1619 (Zip Code)

Registrant’s Telephone Number, Including Area Code (480) 754-3425

ITEM 5. OTHER EVENTS

On August 28, 2001 Dial sold all of the stock of its wholly-owned subsidiary, Sarah Michaels Inc., and inventory, other operating, intellectual property and other intangible assets associated with its Specialty Personal Care business. The SPC business included the businesses conducted under the Sarah Michaels and Freeman trademarks.

Dial retained all accounts receivable and accounts payable relating to the Specialty Personal Care business generated prior to August 28, 2001.

The accompanying financial statements have been prepared to reflect the historical results of continuing operations as adjusted for the reclassification of the Specialty Personal Care business as discontinued operations.

	2000

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year

Net Sales	346,282	388,570	385,624	401,798	1,522,274

Costs and expenses:

Cost of products sold	173,142	193,426	197,472	207,154	771,194

Asset writedowns and discontinued product inventories as a result of restructuring and special charges	0	6,813	3,030	676	10,519

Total cost of products sold	173,142	200,239	200,502	207,830	781,713

Selling, general and administrative expenses	128,502	153,952	158,127	162,945	603,526

Special charges and other asset writedowns	0	3,586	3,596	235	7,417

Total costs and expenses	301,644	357,777	362,225	371,010	1,392,656

Operating income	44,638	30,793	23,399	30,788	129,618

Interest and other expenses	(9,639)	(12,322)	(13,875)	(14,470)	(50,306)

Net loss of joint ventures	(721)	(3,624)	(13,635)	(19,634)	(37,614)

Other income-gain (loss) on special items	0	6,662	4,583	(2,002)	9,243

Income (loss) on continuing operations before income taxes	34,278	21,509	472	(5,318)	50,941

Income taxes (benefit) on continuing operations	11,607	6,666	918	(2,539)	16,652

Net income (loss) from continuing operations	22,671	14,843	(446)	(2,779)	34,289

Discontinued operations

Loss from discontinued operations, net of tax	(1,173)	(13,714)	(25,720)	(4,690)	(45,297)

Net income (loss)	21,498	1,129	(26,166)	(7,469)	(11,008)

Basic shares outstanding	93,979	91,084	91,150	91,241	92,237

Equivalent shares	631	287	0	0	0

Diluted shares outstanding	94,610	91,371	91,150	91,241	92,237

Basic net income (loss) per common share:

Income (loss) from continuing operations	$0.24	$0.16	$0.00	$(0.03)	$0.37

Income (loss) from discontinued operations	(0.01)	(0.15)	(0.28)	(0.05)	(0.49)

Basic net income (loss) per common share	$0.23	$0.01	$(0.29)	$(0.08)	$(0.12)

Diluted net income (loss) per common share:

Income (loss) from continuing operations	$0.24	$0.16	$0.00	$(0.03)	$0.37

Income (loss) from discontinued operations	(0.01)	(0.15)	(0.28)	(0.05)	(0.49)

Diluted net income (loss) per common share	$0.23	$0.01	$(0.29)	$(0.08)	$(0.12)

[Additional columns below]

[Continued from above table, first column(s) repeated]

	2001

	First Quarter	Second Quarter	Six Months

Net sales	389,671	416,602	806,273

Costs and expenses:

Cost of products sold	198,465	209,815	408,280

Selling, general and administrative expenses	156,624	170,081	326,705

Total costs and expenses	355,089	379,896	734,985

Operating income	34,582	36,706	71,288

Interest and other expenses	(13,872)	(12,023)	(25,895)

Net earnings of joint ventures	1,999	4	2,003

Income on continuing operations before income taxes	22,709	24,687	47,396

Income taxes on continuing operations	8,014	8,728	16,742

Net income from continuing operations	14,695	15,959	30,654

Discontinued operations

Loss from discontinued operations, net of tax	(1,597)	(1,218)	(2,815)

Net income	13,098	14,741	27,839

Basic shares outstanding	91,291	91,368	91,326

Equivalent shares	294	442	299

Diluted shares outstanding	91,585	91,810	91,625

Basic net income (loss) per common share:

Income (loss) from continuing operations	$0.16	$0.17	$0.34

Income (loss) from discontinued operations	(0.02)	(0.01)	(0.03)

Basic net income (loss) per common share	$0.14	$0.16	$0.30

Diluted net income (loss) per common share:

Income (loss) from continuing operations	$0.16	$0.17	$0.33

Income (loss) from discontinued operations	(0.02)	(0.01)	(0.03)

Diluted net income (loss) per common share	$0.14	$0.16	$0.30

On October 10, 2001, Dial issued a press release relating to its better than expected results from continuing operations in the third quarter and the special charges it took in the third quarter. A copy of this press release is attached as Exhibit 99.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is filed herewith. The exhibit number corresponds with Item 601(b) of Regulation S-K.

Exhibit No.	Description

99	Press Release dated October 10, 2001

SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Dial Corporation
October 10, 2001

/s/ Conrad A. Conrad
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated October 10, 2001